UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: August 16, 2010
(Date of earliest event reported)
Osteotech, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number: 001-34612

Delaware	13-3357370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
51 James Way
Eatontown, New Jersey 07724
(Address of principal executive offices, including zip code)
(732) 542-2800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 16, 2010, Osteotech, Inc., a Delaware corporation (“Osteotech”), Medtronic, Inc., a Minnesota corporation (“Medtronic”), Medtronic Sofamor Danek, Inc., an Indiana corporation and a wholly owned direct subsidiary of Medtronic (“MSD”), and England Merger Corporation, a Delaware corporation and wholly owned direct subsidiary of MSD (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Medtronic will acquire all of the outstanding shares of Osteotech for $6.50 per share in cash, and pursuant to which Merger Sub will be merged with and into Osteotech with Osteotech continuing as the surviving corporation and a wholly owned subsidiary of Medtronic (the “Merger”).
On the terms and subject to the conditions set forth in the Merger Agreement, which has been unanimously approved by the Board of Directors of Osteotech, at the effective time of the Merger (the “Effective Time”), and as a result thereof, each share of common stock, par value $0.01 per share, of Osteotech (“Osteotech Common Stock”) that is issued and outstanding immediately prior to the Effective Time (other than Osteotech Common Stock held by Osteotech, Medtronic, Merger Sub or their subsidiaries, which will be canceled without payment of any consideration, and Osteotech Common Stock for which appraisal rights have been validly exercised and not withdrawn) will be converted at the Effective Time into the right to receive $6.50 in cash, without interest and less any applicable withholding taxes, which amount is subject to decrease under certain conditions as described in the Merger Agreement (the “Merger Consideration”). Each vested or unvested option to purchase Osteotech Common Stock that is outstanding as of the Effective Time will be accelerated and canceled in exchange for the right to receive in cash the amount by which the Merger Consideration exceeds the exercise price, multiplied by the number of shares subject to such option, less applicable withholding taxes, if any, required to be withheld with respect to such payment. Each restricted stock unit (“RSU”) that is outstanding immediately prior to the Effective Time will, at the Effective Time, be accelerated and canceled in exchange for the right to receive in cash the amount equal to the total number of shares of Osteotech Common Stock represented by the RSU multiplied by the Merger Consideration, less applicable withholding taxes, if any, required to be withheld with response to such payment.
Osteotech and Medtronic have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that: (i) Osteotech will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) Osteotech will not engage in certain kinds of transactions during such period, (iii) Osteotech will cause a meeting of the Osteotech stockholders to be held to consider approval of the Merger Agreement, (iv) subject to certain customary exceptions, the Board of Directors of Osteotech will recommend approval by its stockholders of the Merger Agreement and (v) Osteotech and Medtronic will use their respective reasonable best efforts to make any required filings under applicable U.S. and foreign antitrust laws, to obtain any required consents, approvals or the expiration of any applicable waiting periods under such laws and, if any objections are asserted under such laws, to resolve such objections. Osteotech has also made certain additional customary covenants, including, among others, covenants not to: (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with any proposals for alternative business combination transactions.
Consummation of the Merger is subject to customary conditions, including (i) approval of the holders of a majority of the outstanding shares of Osteotech Common Stock, (ii) the absence of any law or order prohibiting the consummation of the Merger, (iii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of approvals under applicable foreign antitrust laws, (iv) not more than 10% of the outstanding shares of Osteotech Common Stock being the subject of validly exercised appraisal rights and (v) the absence of a material adverse effect with respect to Osteotech.
The Merger Agreement contains certain termination rights for both Osteotech and Medtronic, and further provides that, upon termination of the Merger Agreement under certain specified circumstances, Osteotech would be required to reimburse Medtronic for its transaction-related expenses and/or pay a termination fee of $5,000,000.
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As described above, the Merger Agreement contains representations and warranties by Osteotech and Medtronic. These representations and warranties have been made solely for the benefit of the other parties to the Merger Agreement and (i) may be intended not as statements of fact, but rather as a way of allocating the risk to Osteotech or Medtronic if those statements prove to be inaccurate, (ii) have been qualified by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, (iii) may apply materiality standards different from what may be viewed as material to investors, and (iv) were made only as of the date of the Merger Agreement or such other dates as may be specified in the Merger Agreement and are subject to more recent developments. Accordingly, these representations and warranties should not be relied on as characterizations of the actual state of facts or for any other purpose either at the time they were made or at any other time.
Item 3.03 Material Modification to Rights of Security Holders.
On August 16, 2010, Osteotech entered into a First Amendment (the “Amendment”) to the Rights Agreement, dated as of January 22, 2010, by and between Osteotech and Registrar And Transfer Company, pursuant to which Osteotech issues one preferred stock purchase right for each share of Osteotech Common Stock (the “Rights Agreement”). The Amendment made changes to the Rights Agreement to confirm, among other things, that none of the parties to the Merger Agreement would be deemed an “Acquiring Person” for purposes of the Rights Agreement. A copy of the Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On August 17, 2010, Osteotech and Medtronic issued a joint press release announcing the Merger. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 8.01. Other Events.
As required by Section 5.04(b) of the Merger Agreement, Osteotech has postponed the Annual Meeting of Stockholders originally scheduled for August 23, 2010.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements, which include those statements regarding anticipated completion of the Merger and the expected closing date of the Merger. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or outcomes to be materially different from those anticipated in this report including, among others, the inability of the parties to the Merger Agreement to obtain necessary regulatory approval or to obtain them on acceptable terms; the inability to obtain necessary Osteotech stockholder approval; material changes in the economic environment, the tissue industry or the biologics business; and other factors relating to Osteotech and Medtronic that may impact the timing or occurrence of closing. In addition, actual outcomes are subject to other risks and uncertainties that relate more broadly to Osteotech’s overall business, including those more fully described in Osteotech’s filings with the Securities and Exchange Commission (the "SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010. Osteotech assumes no obligation to update these forward-looking statements.
Additional Information about the Proposed Merger and Where You Can Find It
Osteotech intends to file with the SEC preliminary and definitive proxy statements and other relevant materials in connection with the proposed Merger of Osteotech by Medtronic. The definitive proxy statement will be mailed to Osteotech stockholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE MERGER, INVESTORS AND STOCKHOLDERS OF OSTEOTECH ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER, OSTEOTECH AND MEDTRONIC. Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by accessing Osteotech’s website at www.osteotech.com and clicking on the “Financial—Request Financials” link and then clicking on the EDGAR Database link or by writing to Osteotech at 51 James Way, Eatontown, New Jersey 07724, Attention: Chief Financial Officer.
Information Regarding Participants
Osteotech, Medtronic and their respective directors, executive officers and certain other members of management and employees may solicit proxies from Osteotech stockholders in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Osteotech stockholders in connection with the proposed Merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about Osteotech’s executive officers and directors in its definitive proxy statement filed with the SEC on August 3, 2010. You can obtain a free copy of this document at the SEC’s web site at www.sec.gov, or by accessing the Osteotech website and clicking on the “Financial—Request Financials” link and then clicking on the EDGAR Database link. You can find information about Medtronic’s executive officers and directors in its definitive proxy statement filed with the SEC on July 16, 2010. You can obtain a free copy of this document at the SEC’s web site at www.sec.gov, or by accessing Medtronic’s website at www.medtronic.com and clicking on the “Investors” link.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
2.1	Agreement and Plan of Merger among Medtronic, Inc., Medtronic Sofamor Danek, Inc., England Merger Corporation and Osteotech, Inc. dated as of August 16, 2010.

4.1	First Amendment, dated as of August 16, 2010, to the Rights Agreement, dated as of January 22, 2010, by and between Osteotech, Inc. and Registrar and Transfer Company.

99.1	Joint Press Release of Osteotech, Inc. and Medtronic, Inc., dated August 17, 2010, announcing entry into the Merger Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSTEOTECH, INC.
By:	/s/ Mark H. Burroughs
Mark H. Burroughs
Executive Vice President and Chief Financial Officer

Date: August 17, 2010

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger among Medtronic, Inc., Medtronic Sofamor Danek, Inc., England Merger Corporation and Osteotech, Inc. dated as of August 16, 2010.

4.1	First Amendment, dated as of August 16, 2010, to the Rights Agreement, dated as of January 22, 2010, by and between Osteotech, Inc. and Registrar and Transfer Company.

99.1	Joint Press Release of Osteotech, Inc. and Medtronic, Inc., dated August 17, 2010, announcing entry into the Merger Agreement.